As filed with the Securities and Exchange Commission on September 23, 2025.

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LCNB CORP.

(Exact name of registrant as specified in its charter)

OHIO	31-1626393
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2 North Broadway

Lebanon, Ohio 45036

(513) 932-1414

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eric J. Meilstrup

President and Chief Executive Officer

LCNB Corp.

2 North Broadway

Lebanon, Ohio 45036

(513) 932-1414

(Address, including zip Code, and telephone number,

including area code, of agent for service)

Copies to:

Michael G. Dailey, Esq. Dinsmore & Shohl LLP 255 E. Fifth Street, Suite 1900 Cincinnati, Ohio 45202 Telephone: (513) 977-8644 Facsimile: (513) 977-8141

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•

A base prospectus to be used by LCNB Corp. (the “Company”) in connection with offerings of the Company’s common shares, preferred shares, debt securities and warrants (which prospectus may not be used to sell securities unless accompanied by an applicable prospectus supplement); and

•	A prospectus to be used by the Company in connection with the offering of its common shares under the LCNB Corp. Second Amended and Restated Dividend Reinvestment and Stock Purchase Plan.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2025

PROSPECTUS

LCNB CORP.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may offer, issue and sell from time to time, together or separately, (a) shares of our common stock, (b) shares of our preferred stock, which we may issue in one or more series, (c) warrants to purchase our common or preferred securities, and (d) preferred and subordinated debt securities, which may consist of notes, debentures, or other evidences of indebtedness, up to a maximum aggregate offering price of $100,000,000.

We may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of offering. This prospectus describes the general terms of the securities and the general manner in which the securities may be offered. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement or supplements may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” carefully before you invest in any securities.

Shares of our common stock are listed on the NASDAQ Capital Market Exchange under the symbol “LCNB”. Because our common stock are listed on the NASDAQ Capital Market Exchange, the pricing of our common stock is variable. Unless we state otherwise in the applicable prospectus supplement, we will not list any of the other securities on any securities exchange. We may sell the securities directly to purchasers or to or through underwriters, dealers or agents. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable fees, discounts or commissions.

Investing in our securities involves substantial risks. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page 2 of this prospectus, as well as in any prospectus supplement.

THE SECURITIES ARE NOT DEPOSITS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS, OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 23, 2025.

ABOUT THIS PROSPECTUS

All references in this prospectus and any prospectus supplement to “LCNB”, “we”, “us”, “our” or similar references refer to LCNB Corp., an Ohio corporation, together with its subsidiary, LCNB National Bank (the “Bank”), except where the context otherwise requires or as otherwise indicated.

This prospectus is part of a registration statement that LCNB has filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus and may sell any combination of these securities in one or more offerings from time to time in the future, up to an aggregate offering amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the amounts, prices and other terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus or any accompanying prospectus supplement.

Neither this prospectus nor any accompanying prospectus supplement contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that we file any agreement or document as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

SUMMARY

This summary highlights information contained in or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before investing in our securities. You should carefully read this prospectus and any applicable prospectus supplement, including the documents incorporated by reference, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus.

LCNB CORP.

LCNB Corp., an Ohio corporation formed in December, 1998, is a financial holding company headquartered in Lebanon, Ohio. Substantially all of the assets, liabilities and operations of LCNB Corp. are attributable to its wholly-owned subsidiary, LCNB National Bank.

The predecessor of LCNB Corp., the Bank, was formed as a national banking association in 1877. On May 19, 1999, the Bank became a wholly-owned subsidiary of LCNB Corp. LCNB Risk Management, Inc., a captive insurance agency, was incorporated in Nevada by LCNB Corp. during the second quarter of 2017.   The Bank’s main office and Operations Center is located in Warren County, Ohio and 35 branch offices are located in Warren, Butler, Clinton, Clermont, Fayette, Franklin, Hamilton, Montgomery, Preble, and Ross counties in Ohio. In addition, the Bank operates 39 automated teller machines (“ATMs”) in its market area.

On May 31, 2018, LCNB consummated a merger with Columbus First Bancorp, Inc. (“CFB”) in a stock transaction. Immediately following the merger of CFB into LCNB, Columbus First Bank (“Columbus First”), a wholly-owned subsidiary of CFB, was merged into the Bank. At that time, Columbus First's sole office, located in Worthington, Ohio, became an office of the Bank.

On November 1, 2023, LCNB acquired Cincinnati Bancorp, Inc. (“CNNB”) the holding company for Cincinnati Federal a federally chartered stock savings and loan association. Immediately following the merger of LCNB, Cincinnati Federal merged with and into LCNB National Bank. CNNB operated four full-service offices in Cincinnati, Ohio and one full-service office in Florence, Kentucky, which became offices of LCNB after the merger. During the quarter ended September 30, 2024, LCNB consolidated one of the full-service branches acquired from Cincinnati Federal with a full-service branch acquired from EAGLE.Bank resulting in the closure of one branch office in Cincinnati, Ohio. The Florence, Kentucky office closed at the end of the business day on February 27, 2025.

On April 12, 2024, LCNB acquired Eagle Financial Bancorp, Inc. (“EFBI”), the holding company for EAGLE bank, an Ohio state-chartered bank. Immediately following the merger of LCNB into EFBI, EAGLE bank, a wholly-owned subsidiary of EFBI, was merged into LCNB National Bank. EAGLE bank operated three full-service banking offices in Cincinnati, Ohio, which became offices of LCNB after the merger. This transaction increased LCNB’s presence in the Cincinnati market.

The Bank is a full-service community bank offering a wide range of commercial and personal banking services. Loan products offered include commercial and industrial loans, commercial and residential real estate loans, agricultural loans, construction loans, various types of consumer loans, and Small Business Administration loans.  The Bank's residential mortgage lending activities consist primarily of loans for purchasing or refinancing personal residences, home equity lines of credit, and loans for commercial or consumer purposes secured by residential mortgages.  Consumer lending activities include automobile, boat, home improvement and personal loans. The Wealth Management Division of the Bank provides complete trust administration, estate settlement, and fiduciary services and also offers investment management of trusts, agency accounts, individual retirement accounts, and foundations/endowments. Security brokerage services are offered by the Bank through arrangements with LPL Financial LLC, a registered broker/dealer.  Licensed brokers offer a full range of investment services and products, including financial needs analysis, mutual funds, securities trading, annuities, and life insurance. Other services offered include safe deposit boxes, night depositories, cashier's checks, bank-by-mail, ATMs, cash and transaction services, debit cards, wire transfers, electronic funds transfer, utility bill collections, notary public service, cash management services, 24-hour telephone banking, PC Internet banking, mobile banking, and other services tailored for both individuals and businesses. The Bank is not dependent upon any one significant customer or specific industry.  Business is not seasonal to any material degree.

Our principal executive offices are located at 2 North Broadway, Lebanon, Ohio 45036, and our telephone number is (513) 932-1414. Our website address is http://www.lcnb.com. Information included or referred to on our website is not incorporated by reference in or otherwise a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement, including the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as incorporated by reference on Page 22 of this prospectus, and in each subsequently filed Quarterly Report on Form 10-Q and in other reports and information that we file with the SEC from time to time, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations and, as a result, the market price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “could,” “feel,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” in this prospectus or any accompanying prospectus supplement that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct. Important factors to consider and evaluate in such forward-looking statements include, but are not limited to:

●	the success, impact, and timing of the implementation of LCNB’s business strategies;

●	LCNB’s ability to integrate recent and future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;

●	LCNB may incur increased charge-offs in the future and the allowance for credit losses may be inadequate;

●	LCNB may face competitive loss of customers;

●

changes in the interest rate environment, either by interest rate increases or decreases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;

●	changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;

●	changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;

●	LCNB may experience difficulties growing loan and deposit balances;

●

United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;

●

global and/or geopolitical relations and/or conflicts could create financial market uncertainty and have negative impacts on commodities, currency, and stability, which could adversely affect LCNB's operating results and financial condition;

●

difficulties with technology or data security breaches, including cyberattacks or widespread outages, could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;

●

adverse weather events and natural disasters and global and/or national epidemics could negatively affect LCNB's customers given its concentrated geographic scope, which could impact LCNB's operating results; and

●

government intervention in the U.S. financial system, including the effects of legislative, tax, accounting, and regulatory actions and reforms, including the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, changes in deposit insurance premium levels, and any such future regulatory actions or reforms.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s website at http://www.sec.gov. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement relating to a specific issue of securities accompanying this prospectus, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, which may include, among other things, funding our organic growth in a manner consistent with our business strategy, funding the selective acquisition of depository institutions of banking franchises and non-bank institutions that are consistent with our business strategy, for working capital, capital expenditures, stock repurchases or debt repayment. The precise amounts and timing of our use of net proceeds will depend upon market conditions, the Bank’s funding requirements, the availability of other funds and other factors. Our management will retain broad discretion to allocate the net proceeds from the sale of the securities, and reserves the right to change the use of proceeds to the extent it sees fit. The applicable prospectus supplement will provide more details on the use of proceeds from any specific offering.

PLAN OF DISTRIBUTION

The following sets forth a general summary of the plan of distribution for securities we may offer. The applicable prospectus supplement may update and supersede this summary.

We may sell the securities:

●	through one or more underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

●	to or through dealers;

●	through one or more agents;

●	directly to one or more purchasers;

●	in one or more “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in any combination of the above; and

●	on a continuous or delayed basis.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to those prevailing market prices; or

●	at negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the relevant offering. The applicable prospectus supplement will include the names of underwriters, dealers or agents retained and the type and amount of securities underwritten or purchased by them. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, any initial offering price, any delayed delivery arrangements, any discounts or concessions allowed or re-allowed or paid to dealers, and will identify any securities exchanges on which the securities are to be listed. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the underwriters will acquire the securities for their own account. They may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Generally, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum. The underwriters may create a short position in the securities by selling more securities than are set forth on the cover page of the applicable prospectus supplement. A prospectus supplement will be delivered to each purchaser of securities in these “short sales,” and we understand that each such purchaser will be entitled to the same remedies under the Securities Act as if the purchaser purchased securities in this offering in a transaction that is not a short sale. If a short position is created in connection with the offering, the underwriters may engage in syndicate covering transactions by purchasing securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option, if any. The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described in this paragraph might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make. In addition, underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Unless the applicable prospectus supplement states otherwise all securities we may offer, other than common stock (which is listed on the NASDAQ Capital Market Exchange) or other outstanding securities, will be new issues of securities with no established trading market. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise provided in a prospectus supplement, any obligation of underwriters to purchase the securities will be subject to certain conditions precedent and any underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities and warrants that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Amended and Restated Articles of Incorporation, as amended (our “Articles”), our Code of Regulations (our “Regulations”), the Ohio General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material features of our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Articles and our Regulations, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of the Ohio General Corporation Law, as amended. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Articles and Regulations, it may not contain all of the information that is important to you.

Authorized Shares of Capital Stock

Our authorized capital stock consists of 19,000,000 common stock, no par value per share, and 1,000,000 preferred stock, no par value per share. As of June 30, 2025, there were 17,390,749 shares of common stock issued and outstanding, and no preferred stock was issued and outstanding. On February 27, 2023, LCNB Board of Directors authorized a new Issuer Stock Repurchase Plan Agreement (the “Plan”). LCNB has reserved up to 500,000 of its outstanding common shares to be repurchased. During the three months ended June 30, 2025, 4,125 shares of common stock were purchased under the Plan. The maximum number of shares that may yet be purchased under the Plan is 310,922. As of June 30, 2025, 3,215,508 shares of LCNB common stock are held in treasury by LCNB.

Common Stock

Dividends

The holders of common stock are entitled to receive an equal amount of dividends per share if, as and when declared from time to time by our board of directors. Our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid by the Bank, our subsidiary. Thus, as a practical matter, any restrictions on the ability of the Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us.

Dividend payments from the Bank are subject to legal and regulatory limitations, generally based on net income and retained earnings. The ability of the Bank to pay dividends to us is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations. Payments of dividends by the Bank may be restricted at any time at the discretion of the applicable bank regulatory authorities, if they deem such dividends to constitute an unsafe and/or an unsound banking practice.

We are also subject to Federal Reserve Board and the Office of the Comptroller of Currency policies that may, in certain circumstances, limit our ability to pay dividends. These policies require, among other things, that we maintain adequate capital above regulatory minimums to cover both cash dividends and a rate of earnings retention consistent with capital needs, asset quality, and overall financial condition. The Federal Reserve Board may also determine, under certain circumstances relating to our financial condition, that the payment of dividends would be an unsafe or unsound practice and prohibit the payment thereof. In addition, the Federal Reserve Board expects us to serve as a source of financial strength of the Bank, which may require us to retain capital for further investments in the Bank, rather than use those funds for dividends for our shareholders.

In addition, our Articles permit our board of directors to set the dividend rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have dividend rights that differ from those of the holders of common stock, or could have no right to the payment of dividends. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred stock to receive dividends could have priority over the right of holders of the common stock to receive dividends.

Subscription, Conversion, Preemption, Sinking Fund Rights, and Redemption Rights

The holders of our common stock do not have subscription, conversion or preemptive rights, and there are no mandatory redemption provisions applicable to the common stock, nor sinking fund rights.

Voting Rights

Each holder of common stock has the right to cast one vote for each common stock owned on all matters submitted to a vote of shareholders. The holders of common stock have cumulative voting rights for the election of directors, provided that proper notice of the intent to exercise such cumulative voting rights is given to LCNB in accordance with Ohio General Corporate Law.

Our Articles contain special voting requirements pertaining to certain business combinations. Specifically, Article SIXTH of the Articles sets forth certain requirements in connection with the approval or authorization of any of the following types of business combinations with a person or entity that is a beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of LCNB:

●	any merger or consolidations of LCNB;

●	any sale, lease, exchange, transfer or other disposition of all, or substantially all, of the assets of LCNB;

●

the issuance or transfer of any securities of LCNB to any other corporation, person or other entity in exchange for assets or securities or a combination thereof (except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $250,000), or

●	the issuance or transfer of any securities of LCNB, by LCNB, to any other person or entity for cash.

Article SIXTH further provides that to be approved, the foregoing transactions require the affirmative vote of either (1) at least 80% of the voting power of LCNB, voting together as a single class, present or represented by proxy and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called, excluding the voting power of any such entity or person seeking such merger or combination transaction, if such person or entity owns 10% or more of the shares of LCNB entitled to vote at such annual meeting or special meeting; or (2) if a majority or more of the directors of LCNB recommend approval of the transaction, such may be taken upon approval by a majority of the voting power of LCNB, voting together as a single class, present or represented by proxy, and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called.

Article NINTH discusses that Ohio law provides that action on certain specified matters at a shareholders’ meeting shall be taken by the affirmative vote of the holders of more than a majority of shares entitled to vote thereon, unless other provision is made in the Articles of Incorporation.  Moreover, on all of the specified matters, action may be taken by the affirmative vote of a two-thirds majority of shares entitled to vote thereon or, if the vote is required to be by classes, by the affirmative vote of a two-thirds majority of each class of shares entitled to vote thereon as a class, except that any amendment, alteration, addition to or repeal of Article FIFTH, SIXTH or this Article NINTH and of any of the matters specified above in Article SIXTH as requiring a vote other than the affirmative vote of the holders of a two-thirds majority of the shares entitled to vote thereon, may only be taken by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Company entitled to vote thereon, considered for the purposes of this Article as one class.

Number of Directors; Classification of the Board of Directors; Nomination of Directors

Our Articles divide LCNB’s directors into three classes as nearly equal in number as possible and set their terms at three years. Our Regulations provide for our board of directors to consist of not less than five and not more than 15 directors. The Board of Directors currently has 12 members, with Class I having four members, Class II having four members, and Class III having four members. Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders must comply with our Regulations regarding shareholder nominations. Shareholder intent to make such nominations must be made in writing and delivered or mailed to our Corporate Secretary at least 45 days in advance of the preceding year's annual meeting of shareholders or the close of business on the seventh day following the date of notice for any special meeting called for such purpose.

Liquidation Rights

Each share of common stock entitles the holder thereof to share ratably in our net assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment.

Preferred Stock

General

Our 1,000,000 authorized but unissued shares of preferred stock are colloquially referred to as “blank check” preferred stock. This term refers to preferred stock for which the rights and restrictions are determined by the board of directors of a corporation at the time the preferred stock are issued. Under our Articles, our board of directors has the authority, without any further shareholder vote or action, to issue the preferred stock in one or more series, from time to time, with full or limited voting power, or without voting power, and with all designations, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon, the preferred stock, as may be provided in the amendment or amendments to our Articles adopted by our board of directors. The authority of our board of directors includes, but is not limited to, the determination or fixing of the following with respect to preferred stock of any series:

●	the number of shares constituting that series and the distinct designation of that series;

●	the dividend rate and whether dividends shall be cumulative, and the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series;

●	any special voting rights in addition to voting rights provided under law and, if so, the terms of such voting rights;

●	whether preferred stock shall have any conversion rights, and, if so, the terms and conditions of such conversion rights;

●	whether preferred stock are to be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange and the amount per share payable in case of redemption or exchange;

●	whether the preferred stock will be subject to the operation of a sinking fund, and, if so, upon what terms and amount of such sinking fund;

●	the rights of the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of LCNB and relative rights of priority, if any; and

●	any other relative rights, preferences and limitations.

Designated Preferred Stock

The Designated Preferred Stock is created out of the authorized and unissued shares of Preferred Stock of LCNB a series of Preferred Stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 13,400. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

Our board of directors will fix the powers, designations, preferences and other special rights of each series of preferred stock that we sell under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such services, in a certificate of amendment to our Articles relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We will also describe in the applicable prospectus supplement the terms of the series of preferred stock being offered.

Our board of directors may authorize the issuance of preferred stock with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock, decreasing the amount of earnings and assets available for distribution to holders of our common stock and creating restrictions upon the payment of dividends and other distributions to holders of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders. When we issue preferred stock under this prospectus and the applicable prospectus supplement, such preferred stock will be fully paid and nonassessable.

Our Articles contain special provisions as they relate to preferred stock. In the event that dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, the authorized number of directors of LCNB shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director“) to fill such newly created directorships at LCNB’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) until all accrued and unpaid dividends for all past periods on all outstanding shares of Designated Preferred Stock have been declared and paid in full. A Preferred Director may be removed at any time, with or without cause and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Anti-takeover Statutes

Certain state laws make a change in control of an Ohio corporation more difficult, even if desired by the holders of a majority of the corporation’s shares.  Provided below is a summary of the Ohio anti-takeover statutes.

Ohio Control Share Acquisition Statute. Section 1701.831 of the Ohio Revised Code, known as the “Ohio Control Share Acquisition Statute”, provides that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition”.  A control share acquisition is defined as any acquisition of shares of an “issuing public corporation” that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:

●	one-fifth or more, but less than one-third, of the voting power;

●	one-third or more, but less than a majority, of the voting power; or

●	a majority or more of the voting power.

An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or assets with substantial value or a substantial percentage of assets within the State of Ohio, and as to which no close corporation agreement exists.  Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both:

●	a majority of the voting power of the corporation represented in person or by proxy at the meeting; and

●	a majority of the voting power at the meeting exercised by shareholders, excluding:

o	the acquiring shareholder,

o	officers of the corporation elected or appointed by the directors of the corporation,

o	employees of the corporation who are also directors of the corporation, and

o	persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.

Assuming compliance with the notice and information filing requirements, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer and the directors and officers of the issuer.  The Ohio Control Share Acquisition Statute does not apply to a corporation whose articles of incorporation or regulations so provide.  LCNB has not opted out of the application of the Ohio Control Share Acquisition Statute.

Ohio Merger Moratorium Statute.  Chapter 1704 of the Ohio Revised Code, known as the “Ohio Merger Moratorium Statute,” prohibits specified business combinations and transactions between an issuing public corporation and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors (an “interested shareholder”) for at least three years after the interested shareholder became such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) the acquisition of the corporation’s shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.

For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder (or persons related to the interested shareholder) are prohibited:

●	the sale or acquisition of an interest in assets meeting thresholds specified in the statute;

●	mergers and similar transactions;

●	a voluntary dissolution;

●	the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation’s outstanding shares;

●	a transaction that increases the interested shareholder’s proportionate ownership of the corporation; and

●	any other benefit that is not shared proportionately by all shareholders.

After the three-year period, transactions between the corporation and the interested shareholder are permitted if:

●

the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation’s articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

●	the business combination results in shareholders, other than the interested shareholder, receiving a “fair market value” for their shares determined by the method described in the statute.

A corporation may elect not to be covered by the provisions of the Ohio Merger Moratorium Statute by the adoption of an appropriate amendment to its articles of incorporation.  LCNB has not adopted such an amendment to opt out of the provisions of the Ohio Merger Moratorium Statute.

Ohio Anti-Greenmail Statute. Pursuant to Section 1707.043 of the Ohio Revised Code, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either: (1) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation; or (2) that his purpose was not to increase any profit or decrease any loss in the shares. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.

The anti-greenmail statute does not apply to a corporation whose articles of incorporation or code of regulations so provide. LCNB has not opted out of the application of the anti-greenmail statute.

Banking Laws. The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 (the “BHCA”) and the regulations thereunder require any “bank holding company” (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Any holder of 25% or more (or between 10% and 25%, if the holder is unable to rebut the presumption that it controls the Company) of the outstanding shares of a class of our voting stock, other than an individual, is subject to supervision and regulation as a bank holding company under the BHCA. In calculating a holder’s aggregate ownership of our common stock for purposes of these banking regulations, the Federal Reserve likely would include at least the minimum number of shares (and could instead include the maximum number of shares) of our common stock that a holder is entitled to receive pursuant to securities convertible into or settled in our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth certain general terms that may apply to the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, we will issue the senior debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. These indentures are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture,” the “senior indenture” or the “subordinated indenture,” as applicable. The form of senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The trustee under each indenture is referred to as the “indenture trustee.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time. Prior to issuing any debt securities, we will select an indenture trustee for the indenture relating to the issuance of debt securities, qualify such indenture trustee under the Trust Indenture Act and execute such indenture.

The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the applicable indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the applicable indenture in the prospectus supplement relating to the debt securities.

This summary is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section, and the description of the specific terms of the debt securities in the applicable prospectus supplement. The following summary is not complete. You should read all of the provisions of the indentures, including the definitions of certain terms.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

The debt securities will not be secured by any of our assets. Neither the indentures nor the debt securities will limit or otherwise restrict the amounts of other indebtedness that we may incur nor the amount of other securities that we may issue. The indentures do not limit the principal amount of any particular series of debt securities. All of the debt securities issued under each of the indentures will rank equally and ratably with any additional debt securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”

Each prospectus supplement will specify the particular terms of the debt securities offered. The applicable prospectus supplement will describe the terms of any debt securities being offered, including the following, as may be applicable:

•	the title of the debt securities;
•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the aggregate principal amount of the debt securities;
•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;
•	the date or dates, or the method of determining the dates, on which the debt securities will mature;
•	the interest rate or rates of the debt securities, or the method of determining those rates;
•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;
•	if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable if the maturity date of the debt securities is accelerated;
•	any event of default applicable to the debt securities;
•	any covenants included for the benefit of the holders of the debt securities;
•	provisions, if any, restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;
•	provisions relating to modification of the terms of the debt securities or the rights of holders of the debt securities;
•	provisions, if any, restricting the incurrence of additional debt or the issuance of additional securities;
•	restrictions, if any, on transfer, sale or other assignment of the debt securities;
•

whether the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•

any terms relating to the conversion of the debt securities into our common shares or preferred shares, including, without limitation, the time and place at which such debt securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable;

•	any sinking fund or similar provisions applicable to the debt securities;
•	any mandatory or optional redemption, repurchase or repayment provisions applicable to the debt securities;

•	the denomination or denominations in which the debt securities are authorized to be issued;
•	whether any of the debt securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);
•	information describing any book-entry features of the debt securities;
•	whether any of the debt securities will be issued as “original issue discount” securities;
•	the place of payment on the debt securities;
•	each office or agency where the debt securities may be presented for registration of transfer, exchange or conversion;
•	the method of determining the amount of any payments on the securities which are linked to an index or determined by a formula;
•	if other than United States dollars, the currency or currencies in which payments on the debt securities will be payable, and whether the holder may elect payment to be made in a different currency;
•

the identity of the indenture trustee, the nature of any material relationship between us or our affiliates and the indenture trustee, the percentage of debt securities of a series necessary to require the indenture trustee to take action, and what indemnification the indenture trustee may require before proceeding to take action;

•	if other than the indenture trustee, the identity of the registrar and/or paying agent;
•	any defeasance of certain obligations by us pertaining to the series of debt securities;
•	a discussion of any material United States federal income tax considerations applicable to the debt securities; and
•

any other terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any terms that may be required by us or advisable under applicable laws or regulations or in connection with the marketing of the debt securities.

Some of our debt securities may be issued as “original issue discount” securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

If an event of default with respect to any outstanding series of senior debt securities (and, in certain cases, subordinated debt securities) occurs and is continuing, and pursuant to the terms and conditions of the relevant prospectus supplement, the indenture trustee or a certain portion of the holders of the outstanding debt securities of that series may declare the principal amount due and payable immediately by providing written notice of such acceleration to us, and, if notice is given by the holders instead of the indenture trustee, to the indenture trustee. Subject to certain conditions, the declaration of acceleration may be rescinded, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of debt securities of that series.

You should refer to the prospectus supplement relating to each series of debt securities for the particular provisions relating to acceleration of maturity upon the occurrence and continuation of an event of default.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered debt securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered debt securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered debt securities may also be made by check mailed to the persons in whose names the debt securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer debt securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is United States dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a debt security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the debt security or coupon will look only to us for payment.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of debt securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture provides that modifications and amendments may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
•	reduce the principal amount of discount securities payable upon acceleration of the maturity thereof;
•	waive a default or event of default in the payment of the principal of or interest on any debt security;
•	make the principal of or interest on any debt security payable in any currency other than that stated in the debt security;
•	make any change to certain sections of the indenture relating to modification, amendment, waiver of defaults and rights of the holder to receive principal and interest; or
•	waive a redemption payment with respect to any debt security.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us and the indenture trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a debt security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the indenture trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;
•	to establish the form or terms of debt securities of any series and any related coupons;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to provide for the issuance of and establish the form and terms and conditions of securities of any series permitted by the indenture;
•	to cure any ambiguity, defect or inconsistency in the applicable indenture;
•	to make any change that does not adversely affect the rights of the applicable holders;
•	to provide for the acceptance of appointment by a successor indenture trustee; or
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•

in the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation; and

•

any debt securities owned by us, or owned by any other obligor of the debt securities or any affiliate of ours or of any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the indenture trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the debt securities, unless the holders have offered the indenture trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or other power conferred on the indenture trustee.

No holder of a debt security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the indenture trustee with written notice of a continuing event of default regarding the holder’s series of debt securities;
•

the holders of at least a majority in principal amount of the outstanding debt securities of a series have made a written request to the indenture trustee, and offered indemnity satisfactory to the indenture trustee, to institute a proceeding for remedy;

•	the indenture trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and
•

the indenture trustee has not received any direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such debt security on or after the date expressed in such debt security and to institute suit for the enforcement of any such payment.

We are required to file annually with the indenture trustee a certificate of no default, or specifying any default that exists.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following may constitute events of default under the senior indenture with respect to the senior debt securities of a series:

•	failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;
•	failure to pay principal of, or any premium on, any senior debt security of that series when due;
•	failure to deposit any sinking fund payment for a senior debt security of that series when due;
•

failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 60 days after written notice as provided in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization of us or the Bank; and
•	any other event of default regarding that series of senior debt securities.

The following may constitute events of default under the subordinated indenture with respect to the subordinated debt securities of a series:

•	failure to pay any interest on any subordinated debt security of that series or any coupon pertaining thereto when due, and continuance of such default for 30 days;
•	failure to pay principal of any subordinated debt security of that series when due;
•	failure to deposit any sinking fund payment for a subordinated debt security of that series when due;
•

failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 60 days after written notice as provided in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization of us or the Bank; and
•	any other event of default regarding that series of subordinated debt securities.

There is no right of acceleration of the payment of principal or interest of a series of subordinated debt securities upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. Except in the event of a receivership, insolvency, liquidation or similar proceeding, there is no right of acceleration of the payment of principal or interest of a series of subordinated debt securities upon an event of default. In the event of a default in the payment of interest or principal, the holders of senior indebtedness will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the indenture trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and unsubordinated debt, if any.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior indebtedness, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior indebtedness before we can make any payment or distribution of principal, premium, if any, or interest on the subordinated debt securities:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;
•	any voluntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;
•

any of our subordinated debt securities of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

•

any default with respect to senior indebtedness which permits its holders to accelerate the maturity of the senior indebtedness has occurred and is continuing, and either (a) notice of such default has been given to us and to the indenture trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock of the Company, or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The following is a general description of the warrants we may issue. The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering and will supersede this description. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

•	the title and specific designation of the warrants;
•	the aggregate number of warrants offered;
•	the amount of warrants outstanding, if any;
•	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
•	the exercise price or prices of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	the anti-dilution provisions of the warrants, if any;
•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

LEGAL MATTERS

The validity of the securities offered from time to time under this prospectus will be passed upon for us by Dinsmore & Shohl LLP. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Plante & Moran PLLC, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Plante & Moran PLLC’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC.

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 12, 2025;

●	Our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 7, 2025 and August 6, 2025, respectively;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2025; and

●	Our Current Report on Form 8-K filed with the SEC on May 22, 2025.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and the termination of the offering.

Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to “Item 2.02. Results of Operations and Financial Condition”, or “Item 7.01. Regulation FD Disclosure” of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and we are not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K into this prospectus.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.lcnb.com or by requesting them from our Corporate Secretary, LCNB Corp., 2 North Broadway, Lebanon, Ohio 45036; telephone (513) 932-1414.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You may inspect our filings on the SEC’s web site at www.sec.gov or on our website at www.lcnb.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to LCNB Corp., 2 North Broadway, Lebanon, Ohio 45036, Attention: Chief Executive Officer, telephone: (513) 932-1414.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

LCNB CORP.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2025

PROSPECTUS

SECOND AMENDED AND RESTATED DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

400,000 Common Shares

The Second Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the “Plan”) of LCNB Corp. (“LCNB” or the “Company”) provides existing holders of the Company’s shares of common stock, no par value (the “Common Stock”), with a simple and convenient method of purchasing additional shares of Common Stock without acquisition fees of any kind. Any holder of record of the Corporation’s Common Stock is eligible to join the Plan.

By participating in the Plan, shareholders may elect to have their cash dividends on all or a portion of the shares held by the shareholder automatically reinvested in additional shares of Common Stock. In addition, shareholders may elect to make optional cash payments of not less than $25 and up to an aggregate of $5,000 per month for the purchase of additional shares of Common Stock. Shareholders may elect to participate in the dividend reinvestment option, the cash payment option, or both.

The price at which shares of Common Stock will be credited to participant accounts under the Plan will be: (i) in the case of shares purchased directly from the Company, will be the average of the daily high and low sales prices of the Common Stock, during the ten business days ending on the date of purchase for shares acquired from the Company and/or (ii) in the case of shares purchased on the open market, the weighted average price paid for all of the Common Stock purchased by the Plan Administrator with respect to a particular investment date. Dividends will be reinvested on a quarterly basis on the applicable dividend payment date. Shares will be purchased with optional cash payments received at least five (5) days before the end of the month, on a monthly basis on the first business day of the following month.

A shareholder may become a participant in the Plan by completing an Enrollment Form and returning it to Broadridge Corporate Issuer Solutions, LLC (“Broadridge” or the “Plan Administrator”). Shareholders who do not wish to participate in the Plan need do nothing and will continue to receive their cash dividends, if and when declared, as usual.

Our principal executive offices are located at 2 North Broadway, Lebanon, Ohio 45036, and our telephone number is (513) 932-1414. Our website address is http://www.lcnb.com. Information included or referred to on our website is not incorporated by reference in or otherwise a part of this prospectus.

Investing in the Common Stock involves risks. See “Risk Factors” on page 3 of this prospectus.

These securities will be our equity securities, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 23, 2025.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “could,” “feel,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” in this prospectus or any accompanying prospectus supplement that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct. Important factors to consider and evaluate in such forward-looking statements include, but are not limited to:

●	the success, impact, and timing of the implementation of LCNB’s business strategies;

●	LCNB’s ability to integrate recent and future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;

●	LCNB may incur increased charge-offs in the future and the allowance for credit losses may be inadequate;

●	LCNB may face competitive loss of customers;

●

changes in the interest rate environment, either by interest rate increases or decreases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;

●	changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;

●	changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;

●	LCNB may experience difficulties growing loan and deposit balances;

●

United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;

●

global and/or geopolitical relations and/or conflicts could create financial market uncertainty and have negative impacts on commodities, currency, and stability, which could adversely affect LCNB's operating results and financial condition;

●

difficulties with technology or data security breaches, including cyberattacks or widespread outages, could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;

●

adverse weather events and natural disasters and global and/or national epidemics could negatively affect LCNB's customers given its concentrated geographic scope, which could impact LCNB's operating results; and

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●

government intervention in the U.S. financial system, including the effects of legislative, tax, accounting, and regulatory actions and reforms, including the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, changes in deposit insurance premium levels, and any such future regulatory actions or reforms.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s website at http://www.sec.gov. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

LCNB CORP.

LCNB Corp., an Ohio corporation formed in December, 1998, is a financial holding company headquartered in Lebanon, Ohio. Substantially all of the assets, liabilities and operations of LCNB Corp. are attributable to its wholly-owned subsidiary, LCNB National Bank.

The predecessor of LCNB Corp., the Bank, was formed as a national banking association in 1877. On May 19, 1999, the Bank became a wholly-owned subsidiary of LCNB Corp. LCNB Risk Management, Inc., a captive insurance agency, was incorporated in Nevada by LCNB Corp. during the second quarter of 2017.   The Bank’s main office and Operations Center is located in Warren County, Ohio and 35 branch offices are located in Warren, Butler, Clinton, Clermont, Fayette, Franklin, Hamilton, Montgomery, Preble, and Ross counties in Ohio. In addition, the Bank operates 39 automated teller machines (“ATMs”) in its market area.

On May 31, 2018, LCNB consummated a merger with Columbus First Bancorp, Inc. (“CFB”) in a stock transaction. Immediately following the merger of CFB into LCNB, Columbus First Bank (“Columbus First”), a wholly-owned subsidiary of CFB, was merged into the Bank. At that time, Columbus First's sole office, located in Worthington, Ohio, became an office of the Bank.

On November 1, 2023, LCNB acquired Cincinnati Bancorp, Inc. (“CNNB”) the holding company for Cincinnati Federal a federally chartered stock savings and loan association. Immediately following the merger of LCNB, Cincinnati Federal merged with and into LCNB National Bank. CNNB operated four full-service offices in Cincinnati, Ohio and one full-service office in Florence, Kentucky, which became offices of LCNB after the merger. During the quarter ended September 30, 2024, LCNB consolidated one of the full-service branches acquired from Cincinnati Federal with a full-service branch acquired from EAGLE.Bank resulting in the closure of one branch office in Cincinnati, Ohio. The Florence, Kentucky office closed at the end of the business day on February 27, 2025.

On April 12, 2024, LCNB acquired Eagle Financial Bancorp, Inc. (“EFBI”), the holding company for EAGLE bank, an Ohio state-chartered bank. Immediately following the merger of LCNB into EFBI, EAGLE bank, a wholly-owned subsidiary of EFBI, was merged into LCNB National Bank. EAGLE bank operated three full-service banking offices in Cincinnati, Ohio, which became offices of LCNB after the merger. This transaction increased LCNB’s presence in the Cincinnati market.

The Bank is a full-service community bank offering a wide range of commercial and personal banking services. Loan products offered include commercial and industrial loans, commercial and residential real estate loans, agricultural loans, construction loans, various types of consumer loans, and Small Business Administration loans.  The Bank's residential mortgage lending activities consist primarily of loans for purchasing or refinancing personal residences, home equity lines of credit, and loans for commercial or consumer purposes secured by residential mortgages.  Consumer lending activities include automobile, boat, home improvement and personal loans. The Wealth Management Division of the Bank provides complete trust administration, estate settlement, and fiduciary services and also offers investment management of trusts, agency accounts, individual retirement accounts, and foundations/endowments. Security brokerage services are offered by the Bank through arrangements with LPL Financial LLC, a registered broker/dealer.  Licensed brokers offer a full range of investment services and products, including financial needs analysis, mutual funds, securities trading, annuities, and life insurance. Other services offered include safe deposit boxes, night depositories, cashier's checks, bank-by-mail, ATMs, cash and transaction services, debit cards, wire transfers, electronic funds transfer, utility bill collections, notary public service, cash management services, 24-hour telephone banking, PC Internet banking, mobile banking, and other services tailored for both individuals and businesses. The Bank is not dependent upon any one significant customer or specific industry.  Business is not seasonal to any material degree.

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Our principal executive offices are located at 2 North Broadway, Lebanon, Ohio 45036, and our telephone number is (513) 932-1414. Our website address is http://www.lcnb.com. Information included or referred to on our website is not incorporated by reference in or otherwise a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement, including the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as incorporated by reference on Page 18 of this prospectus, and in each subsequently filed Quarterly Report on Form 10-Q and in other reports and information that we file with the SEC from time to time, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations and, as a result, the market price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to Participation in the Plan

You will not know the price of the shares you are purchasing under the Plan at the time you authorize the investment or elect to have your subsequent dividends reinvested.

The price of our shares may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you may not be able to change or cancel your purchase authorization.

You will not be able to direct the specific time or price at which your shares are sold under the Plan.

If you instruct the Plan Administrator to sell shares under the Plan, you will not be able to direct the time or price at which your shares are sold. The price of our shares may decline between the time you decide to sell shares and the time of actual sale.

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THE SECOND AMENDED AND RESTATED DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

THE PLAN

Our board of directors adopted the Second Amended and Restated Dividend Reinvestment and Stock Purchase Plan on September 22, 2025. The following series of questions and answers explains and constitutes the Plan in its entirety. Shareholders who do not participate in the Plan will receive cash dividends, as declared, and paid in the usual manner.

PURPOSE

1.	What is the purpose of the Plan?

The primary purpose of the Plan is to provide eligible holders of shares of our Common Stock with a convenient and economical method of increasing their investment in the Company by investing cash dividends or Optional Cash Payments, or both, in additional shares of Common Stock without payment of any brokerage commission or service charge. The Plan previously permitted only market purchases in order to implement the Plan. Under the Amended and Restated Plan, the Company, at its sole discretion, will be able to use authorized and unissued shares, as well as market purchases to affect the dividend reinvestment and/or option stock purchase program.

Under the Plan, if you purchase shares directly from us, the net proceeds of the sale of those shares will be for general corporate purposes, including funding our investment activity, enhancing our capital, repaying indebtedness and funding our working capital requirements.

The Plan is intended for the benefit of our investors and not for individuals or investors who engage in transactions which may cause aberrations in the price or trading volume of shares of Common Stock. We reserve the right to monitor activity in all Plan accounts, and to modify, suspend, or terminate participation in the Plan by otherwise eligible holders of shares of Common Stock to eliminate practices which are, in our sole discretion, not consistent with the purposes or operation of the Plan or which adversely affect the price of the shares of Common Stock.

AVAILABLE OPTIONS

2.	What options are available under the Plan?

Stock Purchase Program. Each month, you may elect to invest Optional Cash Payments in shares of Common Stock, subject to a minimum monthly purchase of $25 and a maximum monthly purchase limit of $5,000. You may make Optional Cash Payments each month even if you do not reinvest dividends.

Dividend Reinvestment Program. Holders of our stock who wish to participate in the Plan, whether Record Owners or Beneficial Owners may elect to have all, a portion, or none of their cash dividends paid on their shares of our stock automatically reinvested in additional shares of Common Stock through the Dividend Reinvestment Program. Cash dividends are paid on our Common Stock, or if and when outstanding on any other class of equity that pays dividends, when and as authorized by our board of directors and declared by us, generally on a quarterly basis. Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is generally no limitation on the amount of dividends you may reinvest under the dividend reinvestment feature of the Plan.

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ADVANTAGES

3.	What are the advantages of the Plan?

The Plan provides eligible shareholders with the opportunity to make monthly investments of Optional Cash Payments, subject to minimum and maximum amounts, for the purchase of additional shares of Common Stock. In addition, participation in the Plan provides you with the opportunity to automatically reinvest cash dividends paid on all or a portion of your Common Stock in additional shares of Common Stock. Full investment of funds is possible under the Plan since the Plan permits fractional shares, as well as full shares, to be credited to Participants’ accounts. Dividends on such fractional shares will also be reinvested in additional shares and credited to the Participant’s Plan account. No commission or service charge is paid by Participants in connection with purchases under the Plan.

The Plan assures safekeeping of shares credited to a Participant’s account since certificates for such shares are not issued. Regular quarterly statements of account provide simplified recordkeeping. Statements containing year-to-date information on all Plan transactions in your account will be distributed within a reasonable time after a transaction occurs, as well as on a quarterly basis, which are designed to simplify your recordkeeping. The Plan Administrator also maintains account activity online. Shareholders may sign up for a user identification number and password online which will permit them to review their account activity at any time. Also, enrollment and withdrawal forms are available for download from the Plan Administrator’s website.

ADMINISTRATION

4.	Who administers the Plan? How do I contact them?

Broadridge Financial Solutions LLC (“Broadridge”), a corporation independent of and not affiliated with the Company, is the current Plan Administrator. The Plan Administrator is responsible for administering the Plan, maintaining records of account activities, issuing statements of account and performing other duties required by the Plan.

You may contact Broadridge by:

Telephone

You can telephone Broadridge toll-free within the United States and Canada by calling 866-321-8024. An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available Monday through Thursday, between the hours of 8:00 A.M. and 7:00 P.M. Eastern time, and Friday, between the hours of 8:00 A.M. and 5:00 P.M. Eastern time (except holidays).

Mail

All inquiries and communications regarding the Plan should include your name, address, daytime phone number, account number and a reference to LCNB Corp. and should be directed to:

Written Inquiries: Broadridge Corporate Issuer Solutions LLC PO Box 1342 Brentwood, NY 11717-0718	Overnight Deliveries: Broadridge Corporate Issuer Solutions LLC Attn: IWS 51 Mercedes Way Edgewood, NY 11717-8309

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The Plan Administrator or the Company may terminate or suspend the Plan at any time by written notice to Participants. The Plan Administrator may amend the Terms and Conditions of the Plan, with the concurrence of the Company, at any time by mailing an appropriate notice to Participants at least 30 days prior to the effective date of the amendment (see Question 35). See Question 34 for additional information regarding the responsibilities of the Plan Administrator.

PARTICIPATION

5.	Who is eligible to participate?

A Record Owner (which means a shareholder who owns shares of our stock in his or her own name) or a Beneficial Owner (which means a shareholder who beneficially owns shares of our stock that are registered in a name other than his or her own name, for example, in the name of a broker, bank, or other nominee) may participate in the Plan. A Record Owner may participate directly in the Plan. A Beneficial Owner must either become a Record Owner by having one or more shares transferred into his or her own name or coordinating with his or her broker, bank, or other nominee to participate in the Plan on his or her behalf. A broker, bank, or other nominee acting on behalf of a Beneficial Owner must have a separate account for each Beneficial Owner who is a Participant in the Plan and for whom it acts as the broker, bank, or other nominee.

6.	How do I enroll in the Plan if I am already a LCNB Corp. shareholder?

A holder of record of the Company’s Common Stock may join the Plan at any time by completing and returning an enrollment form. All Plan materials, including enrollment forms, as well as other plan forms and this prospectus, are available through the Plan Administrator as indicated in the answer to Question 4 above.

You will become a participant after a properly completed enrollment form has been received and accepted by the administrator.

7.	I already own shares, but they are held by my bank or broker and registered in “street name.” How can I participate in the Plan?

If you are the Beneficial Owner of Common Stock registered in “street name” (for example, in the name of a bank, broker or trustee), you may participate in the Plan by either: (1) transferring those securities into your own name and depositing those shares of Common Stock into the Plan for safekeeping and/or electing to reinvest cash dividend payments on those shares in Common Stock; or (2) making arrangements with your Record Owner (for example, your bank, broker or trustee, who will become the participant) to participate in the Plan on your behalf.

8.	Are there fees associated with participation in the Plan?

We will pay all fees generally associated with reinvestment through the Plan. If you decide to sell any or all of the shares or otherwise terminate your Plan account, however, you will be responsible for the fees. The following is a list of all fees applicable to participants in the Plan:

●	Sale of Shares (Full or Partial): $30.00 limit order; $25.00 market order per sale

●	Dividend Service Fee: 2% of dividend reinvested (maximum $2.50 per reinvestment)

●	Broker Commission: $0.10 per share

●	Certificate Issuance Fee: $50.00 per withdrawal

●	Direct Deposit of Proceeds Fee: $5.00 per request

●	Returned Check/ACH for Insufficient Funds: $35.00 per item

●	Duplicate Statement Fee:$10 per request

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●	Duplicate Confirmation Fee: $10 per request

●	Historical Research Fee: $25.00 per request

●	Check Replacement Fee: $10.00 per request

●	Overnight Delivery/Saturday Mailing Fee: $25.00/$30.00 per mailing

9.	What are the dividend payment options?

You may select from the following dividend options:

●

Full Dividend Reinvestment: You may elect to reinvest all of your cash dividends by designating your election on your enrollment form. Dividends paid on all shares registered in your name in stock certificate form and/or credited to your account will be reinvested under the Plan in additional shares of Common Stock.

●

Partial Dividend Reinvestment: You may elect to receive part of your dividends in cash by designating your election on your enrollment form. If you elect partial dividend reinvestment, you must specify the percentage of the dividends you want reinvested under the Plan in additional shares of Common Stock. Dividends paid on all other shares registered in your name in stock certificate form and/or credited to your account will be paid in cash.

Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends. Dividends paid on shares credited to your account will be included in information provided both to you and the Internal Revenue Service. You will be treated, for federal income tax purposes, as having received a dividend on the related date of purchase of shares of Common Stock under the Plan, which may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See Question 43 “What are the federal income tax consequences of participation in the Plan?”

Broadridge will begin to reinvest your dividends automatically on the next dividend payment date after Broadridge receives your fully completed enrollment form. If your completed enrollment form arrives after the record date, reinvestment may not begin until the following dividend.

10.	How do I make an additional investment?

You may make optional cash investments by choosing any of the following options:

●

Check Investment. You may make optional cash investments in the Company’s Common Stock by sending a check to the Plan Administrator for the purchase of additional shares. The check must be made payable to “Broadridge Financial Solutions LLC” drawn on a U.S. bank and payable in U.S. dollars. Reference “LCNB Corp.” in the memo section of your check. All checks should be sent to Broadridge, at the address provided in Question 4. Cash, traveler’s checks and third party checks will not be accepted.

●

Automatic Investment from a Bank Account. You may elect to have funds automatically withdrawn every month from your checking or savings account by electronic funds transfer at a qualified U.S. financial institution. You may elect the automatic cash withdrawal option by completing and returning an automatic deduction enrollment form, along with a voided blank check or a checking or savings account deposit slip. Please allow 4 to 6 weeks for the first investment to be initiated. Once automatic deductions begin, funds will be withdrawn from your bank account on the 25th day of each month.

Once initiated, automatic monthly deductions will continue at the level you set until you change your instruction by notifying Broadridge. You may change the amount of money or terminate the automatic monthly withdrawal of funds by completing and submitting a new automatic deduction enrollment form. To be effective for a particular month, Broadridge must receive your request at least 20 days prior to the applicable debit date. These forms are available for download from Broadridge’s website at shareholder.broadridge.com.

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See Question 15 for information regarding Investment Dates.

11.	What are the minimum and maximum amounts for optional cash investments?

If you are a current shareholder, or if you wish to become a shareholder, you may make optional cash investments by check or automatic deduction from a U.S. bank account subject to a minimum investment of $25 per month, and up to a maximum of $5,000 per month. We may adjust all minimum and maximum plan investment amounts at our discretion from time to time after notification to all participants.

12.	When may an eligible shareholder join the Plan?

A Record Owner or a Beneficial Owner may join the Plan at any time. Once in the Plan, you remain in the Plan until you withdraw, we or the Plan Administrator terminate your participation or we terminate the Plan.

13.	When will dividends and Optional Cash Payments be invested?

When shares are purchased from us, the Plan Administrator will make those purchases on the Investment Date in each month. The Investment Date will generally be the dividend payment date for dividends and the last business day of each month for Optional Cash Payments or, in the case of open market purchases, as soon as possible after the applicable Investment Date, but not more than thirty (30) days after such date. For Optional Cash Payments, we may designate other Investment Dates for any month, at our sole discretion.

When the Plan Administrator makes open market purchases, those purchases may be made on any securities exchange where the shares are traded, in the over-the-counter market; or in negotiated transactions, and may be subject to such terms with respect to price, delivery, and other matters as agreed to by the Plan Administrator. Neither we nor you will have any authorization or power to direct the time or price at which the Plan Administrator purchases shares or the selection of the broker or dealer through or from whom the Plan Administrator makes purchases. However, when the Plan Administrator makes open market purchases with Optional Cash Payments, the price will be the weighted average price paid for shares acquired on the open market. If, despite using its best efforts, the Plan Administrator is unable to make sufficient open market purchases to invest dividends and/or fill share purchase orders by the 30th day (a) following receipt of Optional Cash Payments or (b) following the applicable dividend payment date of the applicable quarter in which the Investment Date was to occur, and we are unable (for any reason in our sole discretion) to use authorized but unissued shares reserved under the Plan to complete such dividend reinvestment and/or share purchase orders, the Plan Administrator will return any Optional Cash Payments for which purchases have not been filled and remit cash (with respect to uninvested dividends) to the shareholders who otherwise would have received shares. In determining which shareholders shall have priority with respect to dividend investments and/or share purchase orders, we may base such determinations on any factors we deem reasonable (including length of participation in the Plan).

If the Plan Administrator receives the enrollment form at least two days before the Record Date for a dividend payment, the election to reinvest dividends will begin with that dividend payment. If the Plan Administrator receives the enrollment form less than two days before any such Record Date, reinvestment of dividends will begin on the dividend payment date following the next Record Date if you are still a shareholder of record. The Plan Administrator will allocate shares and credit shares, computed to six decimal places, to your account as follows: (1) shares purchased from us will be allocated and credited as of the appropriate Investment Date; and (2) shares purchased in open market transactions will be allocated and credited as of the date on which the Plan Administrator completes the purchases of the aggregate number of shares to be purchased on behalf of all Participants with dividends to be reinvested or Optional Cash Payments, as the case may be, during the month.

No interest will be paid on cash dividends pending investment or reinvestment under the terms of the Plan. Since no interest is paid on cash held by the Plan Administrator, it normally will be in your best interest to defer Optional Cash Payments until shortly before commencement of the Pricing Period.

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PURCHASES AND PRICES OF SHARES

14.	What will be the price to Participants of shares purchased under the Plan?

With respect to both reinvested dividends and Optional Cash Payments and whether the shares are acquired directly from us or on the open market, they will be purchased for the Plan at the Market Price, as defined below.

The Market Price, in the case of shares purchased directly from us, will be the average of the daily high and low sales prices of our Common Stock, during the ten business days immediately preceding the Investment Date.

In the case of shares purchased on the open market, the Market Price will be the weighted average price paid for all of the Common Stock purchased by the Plan Administrator as agent for all Participants with the proceeds of reinvested cash dividends and Optional Cash Payments with respect to a particular Investment Date. Neither we nor you will have any authorization or power to direct the time or price at which the Plan Administrator purchases shares or the selection of the broker or dealer through or from whom the Plan Administrator makes the purchases. However, when open market purchases are made by the Plan Administrator, the Plan Administrator is required to use its best efforts to purchase the shares at the lowest possible price. Brokerage commissions or fees, if any, charged in connection with the purchase of shares will be absorbed by the Company.

15.	What are the Record Dates and Investment Dates for Dividend Reinvestment?

The Record Date is the date set by our board of directors for determination of the ownership of the shares of Common Stock entitled to payment of a dividend on the dividend payment date. Likewise, the dividend payment date authorized by our board of directors constitutes the Investment Date applicable to the reinvestment of that dividend with respect to shares of Common Stock acquired directly from us. The Investment Date with respect to shares of Common Stock that the Plan Administrator purchases in open market transactions will typically be some day or days between the Investment Date and the next ten business days thereafter, as market conditions permit, but no later than 30 days after the dividend payment date. Dividends will be reinvested on the Investment Date using the applicable Market Price.

16.	How will the number of shares purchased for you be determined?

Your Plan account will be credited with the number of shares, including fractions computed to six decimal places, equal to the total amount to be invested on your behalf divided by the purchase price per share. The total amount to be invested will depend on the amount of any dividends paid on the number of shares of Common Stock that you own on the applicable Record Date and shares of Common Stock credited to your Plan account and available for investment on the related Investment Date. Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is no limit to the number of shares available for issuance pursuant to the reinvestment of dividends.

17.	What is the source of shares of Common Stock purchased under the Plan?

Shares of Common Stock credited to your Plan account will be purchased either directly from us, in which event such shares will be either be treasury stock or authorized but unissued shares, or on the open market or privately negotiated transactions, or by a combination of the foregoing, at our option, after a review of current market conditions and our current and projected capital needs.

18.	How does the Optional Cash Payment feature of the Plan work?

All Record Owners who have timely submitted properly completed enrollment forms indicating their intention to participate in the Optional Cash Payment feature, are eligible to make Optional Cash Payments during any month, whether or not a dividend is declared. The Plan Administrator will apply any Optional Cash Payment received from you no later than one business day before commencement of that month’s Pricing Period to the purchase of additional shares of Common Stock for your account on the following Investment Date and will enroll all, a portion or none of such shares in the Dividend Reinvestment program as directed on the enrollment form. You are not obligated to participate in the Optional Cash Payment feature of the Plan. Optional Cash Payments need not be in the same amount each month.

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19.	What limitations apply to Optional Cash Payments?

Each Optional Cash Payment is subject to a minimum monthly purchase of $25 and a maximum monthly purchase limit of $5,000. For purposes of these limitations, all Plan accounts under your common control or management (which will be determined at our sole discretion) will be aggregated. Generally, Optional Cash Payments of less than $25 and that portion of any Optional Cash Payment which exceeds the maximum monthly purchase limit of $5,000, will be returned to you without interest at the end of the relevant Pricing Period.

You may make Optional Cash Payments of up to $5,000 each month, subject to our right to modify, suspend, or terminate participation in the Plan by otherwise eligible holders of shares of Common Stock to eliminate practices which are, in our sole discretion, not consistent with the purposes or operation of the Plan or which adversely affect the price of the shares of Common Stock.

20.	What are the Due Dates and Investment Dates for Optional Cash Payments?

Optional Cash Payments will be invested on the related Investment Date. The Optional Cash Payment Due Date is end of the business day immediately preceding the first trading day of the ensuing Pricing Period and the Investment Date will be the last business day of each month, or, in the case of open market purchases, as soon as possible after the last business day of each month, but not more than 30 days after such date. We may provide for more than one Optional Cash Payment per month, at our sole discretion. Any Optional Cash Payments received by Broadridge less than five days prior to an Investment Date will be held by Broadridge and invested starting on the next Investment Date, provided that if Common Stock is not purchased within 30 days of the receipt of an optional cash payment, Broadridge will mail to each participant a check in the amount of any such unapplied optional cash payments. See Question 13 for additional information regarding the potential return of requested investments if the Plan Administrator is unable, despite its best efforts, to fill share purchase orders from open market purchases.

Optional Cash Payments that the Plan Administrator timely receives will be applied to the purchase of shares of Common Stock on the Investment Dates which relate to the related Pricing Period. No interest will be paid by us or the Plan Administrator on Optional Cash Payments held pending investment. Generally, Optional Cash Payments not timely received will be returned to you without interest at the end of the Pricing Period; you may resubmit those Optional Cash Payments before commencement of the next or a later Pricing Period.

21.	When must the Plan Administrator receive Optional Cash Payments?

Each month the Plan Administrator will apply any Optional Cash Payment for which good funds are timely received to the purchase of shares of Common Stock for your account during the next Pricing Period. For funds to be invested during the next Pricing Period, the Plan Administrator must have received a check by the end of the business day immediately preceding the first trading day of the ensuing Pricing Period and that check transfer must have cleared on or before the first Investment Date in such Pricing Period. Checks are accepted subject to timely collection as good funds and verification of compliance with the terms of the Plan. Checks should be made payable to “Broadridge Financial Solutions LLC” (please reference “LCNB Corp.” in the memo section of your check) and submitted together with, initially, the enrollment form or, subsequently, the form for additional investments attached to your statements. Checks returned for any reason will not be resubmitted for collection.

You can automatically invest a pre-authorized specified monthly amount (not less than $25 and not more than $5,000 per month) deducted directly from your bank account by completing the automatic monthly deduction section on the enrollment form and returning it to the Plan Administrator. Funds will be transferred from your bank account on the 25th day of each month and will be invested by Broadridge in Common Stock beginning on that Investment Date. You can change or stop automatic monthly investments by completing and returning a new automatic monthly deduction section on the enrollment form or by sending written notification to the Plan Administrator. The Plan Administrator must receive your instructions and authorization 20 days prior to the monthly Optional Cash Payment Investment Date.

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No interest will be paid by us or the Plan Administrator on Optional Cash Payments held pending investment. Since no interest is paid on cash held by the Plan Administrator, it normally will be in your best interest to defer Optional Cash Payments until shortly before commencement of the Pricing Period.

For payments to be invested on the Investment Date, in addition to the receipt of good funds by the Optional Cash Payment Due Dates, the Plan Administrator must be in receipt of an enrollment form or a broker and nominee form, as appropriate, as of the same date.

22.	May Optional Cash Payments be returned?

Yes. Upon written request to the Plan Administrator received at least five business days before the commencement of the relevant Pricing Period for the Investment Date with respect to which Optional Cash Payments have been delivered to the Plan Administrator, such Optional Cash Payments will be returned to you as soon as practicable. Requests received less than five business days before such date will not be returned but instead will be invested on the next related Investment Date. Also, each Optional Cash Payment, to the extent that it does not either conform to the limitations, or clear within the time limits, will be subject to return to you as soon as practicable. See Question 13 for additional information regarding the potential return of requested investments if the Plan Administrator is unable, despite its best efforts, to fill share purchase orders from open market purchases.

23.	Are there any expenses to you in connection with your participation under the Plan?

You will incur no brokerage commissions or service charges in connection with the reinvestment of dividends under the Plan. We will pay all other costs of administration of the Plan. However, should you request that the Plan Administrator sell all or any portion of your shares you may pay a nominal fee per transaction to the Plan Administrator, any related brokerage commissions, and applicable stock transfer taxes. You will be responsible for certain miscellaneous fees (such as requests for duplicate statements, returned, checks, and the like). These fees are described in Question 8.

Article I.

DIVIDENDS ON FRACTIONS

24.	Will you be credited with dividends on fractions of shares?

Yes, fractional shares are computed to six decimal places and dividends are rounded to the nearest penny.

CERTIFICATES FOR SHARES OF COMMON STOCK

25.	Will certificates be issued for shares purchased?

No. Shares of Common Stock purchased for you will be held in the name of the Plan Administrator or its nominee. No certificates will be issued to you for shares in the Plan

26.	In whose name will certificates be registered when issued?

Your Plan account is maintained in the name registered at the time of your enrollment in the Plan. If you are a Beneficial Owner, you should place the request through your banker, broker, or other nominee. If you wish to pledge shares credited to your Plan account, you must first withdraw those shares from the Plan account. Registration of withdrawn shares in a name other than yours will require the guaranty of your signature.

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SALES AND TRANSFERS

27.	How may I sell shares I hold through the Plan?

If the Plan Administrator offers sale services (in its discretion), you could sell some or all of the shares held in your Plan account by completing and submitting the tear-off portion of the account statement to Broadridge. Broadridge will cause your shares to be sold on the open market within five business days of receipt of your request. Broadridge may combine your shares to be sold with those of other Plan participants selling shares at the same time. The sales price per share will be the weighted average price per share received by Broadridge for all sales made on that day (and any succeeding days necessary to complete the sale order). Once sold, Broadridge will send you the proceeds, less the service fees set forth in Question 8 and applicable commission fees. Proceeds are normally paid by check, which are distributed within two business days after your sale transaction has settled. Broadridge reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold, and no one, other than Broadridge, will select the broker(s) or dealer(s) through or from whom sales are to be made.

You should be aware that the price of our Common Stock may rise or fall during the period between a request for sale, its receipt by Broadridge and the ultimate sale on the open market. Instructions sent to Broadridge to sell shares are binding and may not be rescinded. If you prefer to have complete control as to the exact timing and sales prices, you can transfer the shares to a broker of your own choosing and sell them through that broker.

28.	Can I transfer shares that I hold in the Plan to someone else?

Yes. You may transfer ownership of some or all of your shares held through the Plan. You may call Broadridge at 866-321-8024 for complete transfer instructions or go to investor.broadridge.com to download the appropriate materials. You may transfer shares to new or existing LCNB Corp. shareholders. You may not transfer fractional shares.

MODIFICATIONS OR CLOSURE OF PLAN ACCOUNT

29.	How may I modify or close my Plan account?

●

Changing Dividend Options: You may change dividend options by telephone, or by submitting a new election to the Plan Administrator. To be effective for a specific dividend, Broadridge must receive any change before or on the record date for such dividend.

●

Stopping Dividend Reinvestment. You may stop reinvestment of cash dividends at any time by telephone or by sending instructions to the Plan Administrator. If the Plan Administrator receives your request to stop dividend reinvestment not later than three days prior to the payment date for a dividend, then the dividend will be paid in cash on the next Investment Date. If the request to stop dividend reinvestment is received less than three days prior to the payment date for a dividend, then the dividend will be reinvested under the Plan on the next Investment Date. After processing your request to stop dividend reinvestment, any shares credited to your account under the Plan will continue to be held in book entry form. Dividends on any shares held in book entry form, and on any shares you hold in stock certificate form, will be paid in cash by check or direct deposit.

●	Closing your Plan account. You may close your Plan account by:

o

Requesting that Broadridge transfer your book entry shares to an eligible broker, bank, or other nominee, and providing Broadridge with documentation satisfactory to Broadridge and the Company with respect to such transfer; or

o

Requesting that Broadridge sell the shares held in your Plan account on the open market and remit to you a check for the proceeds for all full and fractional shares, less applicable service and processing fees. See Question 27 for additional information on sales.

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30.	I have just moved. How can I request a change of address or update other personal data?

It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call Broadridge at 866-321-8024 or write to them at the address provided in Question 4. Shares of Common Stock credited to your Plan account are subject to escheat to the state in which you reside in the event that such shares are deemed, under such state’s laws, to have been abandoned by you. You, therefore, should notify the Plan Administrator promptly in writing of any change of address.

AUTOMATIC TERMINATION OF PLAN

31.	Are there any automatic termination provisions?

Yes. Participation in the Plan will be terminated if the Plan Administrator receives written notice of the death or adjudicated incompetence of a Participant, together with satisfactory supporting documentation of the appointment of a legal representative, at least five business days before the next Record Date. In the event written notice of death or adjudicated incompetence and such supporting documentation is received by the Plan Administrator less than five business days before the next Record Date, shares will be purchased for the Participant with the related cash dividend and participation in the Plan will not terminate until after such dividend has been reinvested.

Thereafter, no additional purchase of shares will be made for the Participant’s account and the Participant’s shares and any cash dividends paid thereon will be forwarded to the Participant’s legal representative. Further, participation in the Plan may be terminated if all whole shares have been disbursed from your shareholder account and your Plan account, leaving only a fraction of a share.

We reserve the right to monitor activity in all Plan accounts, and to modify, suspend, or terminate participation in the Plan by otherwise eligible holders of shares of Common Stock to eliminate practices which are, in our sole discretion, not consistent with the purposes or operation of the Plan, including investment limits per account, or which adversely affect the price of the shares of Common Stock.

OTHER INFORMATION

32.	What happens if we declare a stock dividend or a stock split?

Any dividend payable in shares and any additional shares distributed by us in connection with a share split in respect of shares credited to your Plan account will be added to that account. Share dividends or split shares which are attributable to shares registered in your own name, or in the name of a broker, bank, or other nominee, and not in your Plan account, will be delivered to you, or your broker, bank, or other nominee, as in the case of shareholders not participating in the Plan.

33.	How will shares held by the Plan Administrator be voted at meetings of shareholders?

If you are a Record Owner, you will receive a proxy card covering both directly held shares and shares held in the Plan. If you are a Beneficial Owner, you will receive a proxy covering shares held in the Plan through your broker, bank, or other nominee. If a proxy is returned properly signed and marked for voting, all the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed but no voting instructions are given, all of your shares will be voted in accordance with recommendations of our board of directors, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed or improperly completed, shares registered in your name may be voted only by you in person; neither we nor the Plan Administrator will vote such shares.

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34.	What are our responsibilities and the Plan Administrator’s responsibilities under the Plan?

We and the Plan Administrator will not be liable in administering the Plan for any act done in good faith or required by applicable law or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant’s account upon his or her death, with respect to the prices at which shares are purchased and/or the times when such purchases are made or with respect to any fluctuation in the market value before or after purchase or sale of shares. Notwithstanding the foregoing, nothing contained in the Plan limits our liability with respect to alleged violations of federal securities laws. We and the Plan Administrator will be entitled to rely on completed forms and the proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.

35.	May the Plan be changed or discontinued?

Yes. We may suspend, terminate, or amend the Plan at any time. Notice will be sent to all current Plan Participants of any suspension or termination, or of any amendment that alters the Plan terms and conditions, as soon as practicable after such action by us.

36.	Who should be contacted with questions about the Plan?

All correspondence regarding the Plan should be directed to the Plan Administrator at the address set forth in Question 4. Please mention LCNB Corp. and this Plan in all correspondence.

37.	How is the Plan interpreted?

The Plan and its operation will be governed by the laws of the State of Ohio. Any question of interpretation arising under the Plan will be determined, in good faith, by us and any such good faith determination will be final.

38.	What reports will I receive?

Statements of your calendar year-to-date account activity will be sent to you promptly after the settlement of each transaction, which will simplify your record keeping. Each statement will show the amount invested, the purchase or sale price, the number of shares purchased or sold and the applicable service fees, as well as any activity associated with share deposits, transfers or withdrawals. These statements are a record of your Plan account activity and identify your cumulative share position. Please notify Broadridge promptly if your address changes. In addition, you will receive copies of the same communications sent to all other holders of our Common Stock, such as our annual reports and proxy statements. You will also receive any Internal Revenue Service information returns, if required. If you prefer, and if such materials are available online, you may consent to receive communications from us electronically over the Internet. Instead of receiving materials by mail, you will receive an electronic notice to the e-mail address of record, notifying you of the availability of our materials and instructing you on how to view and act on them. In addition, you can review your current account status, Plan options and transaction history online at any time at investor.broadridge.com. Please retain all transaction statements for tax purposes as there may be a fee for reconstructing past history.

39.	Will dividends continue to be paid while the Plan is in effect?

Our board of directors has the ultimate authority over our dividend policies, including setting the amount and timing of payment of dividends, subject to statutory and regulatory requirements. While we have a history of paying dividends, the ultimate decision to do so rests solely with the board of directors. The amount and timing of dividends may differ from the amount and timing of dividends declared and paid in the past without prior notice.

40.	What are some of Participant’s responsibilities under the Plan?

Shares of Common Stock credited to your Plan account are subject to escheat to the state in which you reside in the event that such shares are deemed, under such state’s laws, to have been abandoned by you. You, therefore, should notify the Plan Administrator promptly in writing of any change of address. Account statements and other communications to you will be addressed to you at the last address of record that you provide to the Plan Administrator.

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You will have no right to draw checks or drafts against your Plan account or to instruct the Plan Administrator with respect to any shares of Common Stock or cash held by the Plan Administrator.

41.	How are payments with “insufficient funds” handled?

In the event that any check or other deposit is returned unpaid for any reason or your predesignated bank account does not have sufficient funds for an automatic debit, Broadridge will consider the request for investment of that purchase null and void. Broadridge will immediately remove from your account any shares already purchased in anticipation of receiving those funds and will sell such shares. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Broadridge may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a charge for any check or other deposit that is returned unpaid by your bank. We refer you to Question 8 for a list of the current returned check fees. This fee will be collected by Broadridge through the sale of the number of shares from your Plan account necessary to satisfy the fee.

42.	Am I protected against losses?

Your investment in the Plan is no different from any investment in shares held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiary and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiary and affiliates, nor the Plan Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency.

FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE PLAN

43.	What are the federal income tax consequences of participation in the Plan?

The following summarizes certain federal income tax considerations to current shareholders who participate in the Plan.

The following summary is based upon an interpretation of current federal tax law. It is important that you consult your own tax advisors to determine particular tax consequences, including state income tax (and non-income tax, such as stock transfer tax) consequences, which vary from state to state and which may result from participation in the Plan and the subsequent disposition of shares of Common Stock acquired pursuant to the Plan. Income tax consequences to Participants residing outside the United States will vary from jurisdiction to jurisdiction.

Dividend Reinvestment Program

Participants in the Dividend Reinvestment program under the Plan will be treated for federal income tax purposes as having received a distribution in an amount equal to the fair market value on the Investment Date of the shares acquired with reinvested dividends paid on your behalf. Such shares will have a tax basis equal to the same amount, and the holding period for such shares will begin on the day following the Investment Date.

For federal income tax purposes, the fair market value of shares acquired under the Plan will likely be treated as equal to 100% of the average of the high and low sale prices of shares on the related Investment Date. Such average sales price on that specific date may vary from the market price determined under the Plan for such shares.

Such distribution will be taxable as ordinary income to the extent of our current or accumulated earnings and profits and generally will not be eligible for the reduced rates on dividends paid from previously taxed earnings. To the extent the distribution is in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the distribution in excess of your tax basis will be taxable as gain realized from the sale of your shares.

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Stock Purchase Program

Shares acquired under the stock purchase program under the Plan will have a tax basis equal to the amount of the payment plus the dividend income, if any, recognized as a result. Your holding period for shares of Common Stock acquired pursuant to the Plan will begin on the day following the Investment Date. In addition, in the case of shares purchased on the open market with reinvested dividends or optional cash contributions, the amount of any brokerage commissions paid on your behalf by LCNB will be treated as distribution subject to income tax in the same manner as dividends.

You will recognize gain or loss upon the sale or exchange of shares of Common Stock acquired under the Plan. You will also recognize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any whole or fractional share equivalent credited to your account. The amount of any such gain or loss will be the difference between the amount that you received for the shares of Common Stock or fractional share equivalent and the tax basis thereof.

44.	How are income tax withholding provisions applied to you?

If you fail to provide certain federal income tax certifications in the manner required by law, distributions on shares of Common Stock, proceeds from the sale of fractional shares and proceeds from the sale of shares of Common Stock held for your account will be subject to federal income tax backup withholding at a rate in accordance with applicable law. If withholding is required for any reason, the appropriate amount of tax will be withheld before investment or payment. Certain shareholders are, however, exempt from the above withholding requirements.

If you are a foreign shareholder you need to provide the required federal income certifications to establish your status as a foreign shareholder so that the foregoing backup withholding does not to apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. Distributions to a foreign shareholder are subject to federal income tax withholding at rates in accordance with applicable law (including rates set by treaty or convention, if applicable). Certain distributions or portion of a distribution to a foreign shareholder may still be subject to federal income tax withholding even when the distribution or that portion of the distribution is not treated as dividend under federal income tax laws. If you are a foreign shareholder whose distributions are subject to federal income tax withholding, the appropriate amount will be withheld and the balance will be credited to your account to purchase shares of Common Stock.

GLOSSARY

“Beneficial Owners” are shareholders who beneficially own shares of our stock that are registered in a name other than their own (for example, in the name of a bank, broker, or other nominee).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means LCNB Corp.’s common shares, no par value.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Date” shall mean (i) for dividends, the dividend payment date; and (ii) for open market purchases, the last business day. If the Investment date falls on a date when there is no trading, the Investment Date shall be the next trading day.

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“Market Price” means, with respect to reinvested dividends and Optional Cash Payments for shares acquired directly from us, the average daily high and low sales prices of our Common Stock, during the ten business days immediately preceding the Investment Date. With respect to reinvested dividends and Optional Cash Payments for shares to be acquired on the open market, Market Price means the weighted average of the actual prices paid, for all of the Common Stock purchased by the Plan Administrator with all Participants’ reinvested dividends and Optional Cash Payments for a particular Investment Date.

“Participant” means a record owner of our Common Stock, or the beneficial owner of our Common Stock whose bank, broker or other nominee participates on the beneficial owner’s behalf.

“Plan” means the LCNB Corp. Second Amended and Restated Dividend Reinvestment and Stock Purchase Plan.

“Plan Administrator” means a plan administrator that administers the Plan, keeps records, sends statements of account to each Participant, and performs other duties related to the Plan. Broadridge Financial Solutions LLC currently serves as plan administrator of the Plan.

“Plan Shares” are all shares of Common Stock held in a Participant’s account under the Plan, including all whole and fractional shares credited to a Participant’s Plan account as the result of reinvestment of dividends on shares of our Common Stock enrolled in the Dividend Reinvestment Program.

“Pricing Period” is the period generally encompassing the five days preceding the relevant dividend reinvestment Investment Date.

“Record Date” means, with respect to reinvestments of dividends, the date set by our board of directors for determination of the ownership of the Common Stock entitled to payment of such dividends.

“Record Owner” refers to shareholders who own shares of our Common Stock in their own names.

“Securities Act” means the Securities Act of 1933, as amended.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You may inspect our filings on the SEC’s web site at www.sec.gov or on our website at www.lcnb.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to LCNB Corp., 2 North Broadway, Lebanon, Ohio 45036, Attention: Chief Executive Officer, telephone: (513) 932-1414.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933 to register the securities being offered in this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding us and our securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the Commission as indicated above or from us. Statements contained in this prospectus as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement may not contain all the information that is important to you. We therefore refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” in this prospectus other information. This means we disclose important information to you by referring you to those documents. Specifically, we incorporate the following documents by reference in this registration statement:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 12, 2025;

●	Our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 7, 2025 and August 6, 2025, respectively;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2025; and

●	Our Current Report on Form 8-K filed with the SEC on May 22, 2025.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and the termination of the offering.

Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to “Item 2.02. Results of Operations and Financial Condition,” or “Item 7.01. Regulation FD Disclosure” of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and we are not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K into this prospectus.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.lcnb.com or by requesting them from our Corporate Secretary, LCNB Corp., 2 North Broadway, Lebanon, Ohio 45036; telephone (513) 932-1414.

18

USE OF PROCEEDS

The net proceeds if any received by the Company from the sale of the Common Stock offered hereby will be added to the general funds of the Company and will be used for its continuing operations and general corporate purpose, including investments in or extensions of credit to its banking subsidiaries. The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. Moreover, the Company may direct that the Plan purchase shares for the account of Plan participants on the open market, through its designated independent purchasing agent, in which case the Company will not receive any funds.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases Common Stock in open market transactions, the Common Stock acquired under the Plan will be sold directly by us through the Plan. We may sell Common Stock to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares may be resold in market transactions (including coverage of short positions) on any national security exchange on which shares of Common Stock trade or in privately negotiated transactions. Our Common Stock is currently listed on the NASDAQ Capital Market Exchange under the trading symbol “LCNB”.

Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends.

We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of Common Stock under the Plan. Upon withdrawal by a Participant from the Plan by the sale of Common Stock held under the Plan, the Participant will receive the proceeds of such sale less a nominal fee per transaction paid to the Plan Administrator (if such resale is made by the Plan Administrator at the request of a Participant), any related brokerage commissions and any applicable transfer taxes.

Common stock may not be available under the Plan in all jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Common Stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

Certain legal matters in connection with the shares of our Common Stock offered hereby will be passed upon for us by Dinsmore & Shohl LLP.

EXPERTS

Plante & Moran PLLC, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Plante & Moran PLLC’s report, given on their authority as experts in accounting and auditing.

19

PART II

INFORMATION NOT INCLUDED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by customers. All amounts are estimates except with respect to the SEC registration fee:

SEC Registration Fee	16,297.80
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Printing and engraving expenses	*
Miscellaneous	*
Total	*

*These fees and expenses are based on the number and type of issuances and the amount of securities offered, and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of fees and expenses payable in connection with any offering of securities.

Item 15. Indemnification of Directors and Officers.

(a)         Ohio General Corporation Law

Subsection (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

(E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2)  A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person's duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.

   (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

(b)         Code of Regulations of LCNB

The Regulations of LCNB contains the following provisions with respect to the indemnification of directors and officers:

Article VII - Indemnification

The Corporation shall indemnify each director and each officer of the Corporation, and each person employed by the Corporation who serves at the written request of the Chairman or President of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law. The term “officer” as used in this Article VII shall include the Chairman of the Board, the President, each Vice President, the Treasurer, the Secretary, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an "officer" within the operation of this Article VII by action of the board of directors. The Corporation may indemnify assistant officers, employees and others by action of the board of directors to the extent permitted by Ohio law.

(c)         Insurance

LCNB has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling LCNB pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statements Schedules

The exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

LCNB CORP.

Registration Statement on Form S-3

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement of Equity Securities*

1.2	Form of Underwriting Agreement of Debt Securities*

4.1

Amended and Restated Articles of Incorporation of LCNB Corp., as amended. (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, Exhibit 3.1)

4.2	Code of Regulations of LCNB Corp. (incorporated herein by reference to Form 10-Q for the quarterly period ended March 31, 2005, Exhibit 3(ii))

4.3	Form of Preferred Stock Certificate*

4.4	Form of Warrant Agreement (including form of Warrant Certificate)*

4.5	Form of Indenture for Senior Debt Securities

4.6	Form of Indenture for Subordinated Debt Securities

4.7	Form of Note for Senior Debt Securities*

4.8	Form of Note for Subordinated Debt Securities*

5.1	Opinion of Dinsmore & Shohl LLP

23.1	Consent of Plante & Moran PLLC

23.3	Consent of Dinsmore & Shohl LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II as a part of the signature page of the registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture Trustee (to be filed prior to any issuance of senior debt securities)**

25.2	Statement of Eligibility of Trustee on Form T-1 for the Subordinated Indenture Trustee (to be filed prior to any issuance of subordinated debt securities)**

99.1	Second Amended Restated Reinvestment and Stock Purchase Plan

107	Filing Fee Table

*

To be filed subsequently by an amendment to the registration statement or by incorporation by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

**	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Ohio, on September 23, 2025.

LCNB CORP.

By:	/s/ Eric J. Meilstrup
President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Meilstrup  as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Date	Capacity

/s/ Spencer S. Cropper___________ Spencer S. Cropper	September 23, 2025	Chairman of the Board of Directors

/s/ Eric J. Meilstrup_____________ Eric J. Meilstrup	September 23, 2025	Chief Executive Officer, President, & Director (Principal Executive Officer)

/s/ Robert C. Haines II__________ Robert C. Haines II	September 23, 2025	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Craig M. Johnson __________ Craig M. Johnson	September 23, 2025	Director

/s/ William H. Kaufman________ William H. Kaufman	September 23, 2025	Director

/s/ Mary E. Bradford __________ Mary E. Bradford	September 23, 2025	Director

/s/ Michael J. Johrendt _________ Michael J. Johrendt	September 23, 2025	Director

/s/ Takeitha W. Lawson_________ Takeitha W. Lawson	September 23, 2025	Director

/s/ Steve P. Foster _________ Steve P. Foster	September 23, 2025	Director

/s/ Anne E. Krehbiel ________ Anne E. Krehbiel	September 23, 2025	Director

/s/ William G. Huddle ________ William G. Huddle	September 23, 2025	Director

/s/ Stephen P. Wilson ________ Stephen P. Wilson	September 23, 2025	Director